Exhibit (h)(4)(xx)

AMENDMENT NO. 11

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 11, dated as of             , 2009 (“Amendment No. 11”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the following New Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement:

AXA Tactical Manager Portfolio 500-I

AXA Tactical Manager Portfolio 500-II

AXA Tactical Manager Portfolio 500-III

AXA Tactical Manager Portfolio 2000-I

AXA Tactical Manager Portfolio 2000-II

AXA Tactical Manager Portfolio 2000-III

AXA Tactical Manager Portfolio 400-I

AXA Tactical Manager Portfolio 400-II

AXA Tactical Manager Portfolio 400-III

AXA Tactical Manager Portfolio International-I

AXA Tactical Manager Portfolio International-II

AXA Tactical Manager Portfolio International-III

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes. The names of the EQ/PIMCO Real Return Portfolio, AXA Defensive Strategy Portfolio, EQ/AllianceBernstein Common Stock Portfolio, EQ/Franklin Templeton Founding Strategy Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Marsico Focus Portfolio, EQ/Van Kampen Emerging Markets Portfolio and EQ/Evergreen International Bond Portfolio are changed to EQ/PIMCO Ultra Short Bond Portfolio, EQ/AXA Conservative Strategy Portfolio, EQ/Common Stock Index Portfolio, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Franklin Small Cap Value Core Portfolio, EQ/Focus PLUS Portfolio, EQ/Global Multi-Sector Equity Portfolio and EQ/Global Bond PLUS Portfolio, respectively.

2.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
Name:	Brian Walsh	Name:	Steven M. Joenk
Title:	Chief Financial Officer and Treasurer	Title	Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:		By:
Name:	James Shepherdson	Name:	Andrew McMahon
Title:	Chief Executive Officer	Title:	Chairman

SCHEDULE B

AMENDMENT NO. 11

AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Allocation Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Strategy Portfolio (formerly, AXA Defensive Strategy Portfolio)

AXA Conservative Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

Crossings Aggressive Allocation Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Franklin Income Core Portfolio (formerly, EQ/Franklin Income Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio (formerly, EQ/Franklin Templeton Founding Strategy Portfolio)

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Bond Index Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Common Stock Index Portfolio (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen Omega Portfolio

EQ/Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio (formerly, EQ/Evergreen International Bond Portfolio)

EQ/Global Multi-Sector Equity Portfolio (EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Government Securities Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Long Term Bond Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/PIMCO Ultra Short Bond Portfolio (formerly, EQ/PIMCO Real Return Portfolio)

EQ/Quality Bond PLUS Portfolio

EQ/Short Duration Bond Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III